Exhibit (a)(1)(F)
FORM OF WITHDRAWAL
Offers to Purchase for Cash
By
ZHIHU INC.
Up to 46,921,448 of Its Class A Ordinary Shares (Including in the Form of American Depositary Shares)
At
HK$9.11 per Class A Ordinary Share
(Equivalent of US$3.50 per American Depositary Share)

THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 A.M., NEW YORK CITY TIME, OR 4:00 P.M., HONG KONG TIME, ON WEDNESDAY, OCTOBER 30, 2024, UNLESS THE OFFERS ARE EXTENDED.

The undersigned hereby declare, after having had the opportunity to read the U.S. Offer to Purchase or the Offer Document, each dated as of September 9, 2024, as applicable, that:
•
the undersigned accepts the terms and conditions to withdraw from the U.S. Offer described in the U.S. Offer to Purchase or the terms and conditions to withdraw from the Non-U.S. Offer described in the Offer Document, as applicable; and

•
the undersigned hereby:

•
withdraws the acceptance of the U.S. Offer or Non-U.S. Offer and the tender of ADSs or Class A Ordinary Shares, as applicable, made before the date of withdrawal;

•
acknowledges and confirms that the withdrawal of tendered ADSs or Class A Ordinary Shares is permissible exclusively on a comprehensive basis, wherein an ADS holder or a holder of Class A Ordinary Shares must withdraw the ENTIRETY of tendered securities, and partial withdrawals are NOT permitted; and

•
understands that if the undersigned wishes to withdraw only a portion of tendered ADSs or Class A Ordinary Shares, the undersigned must first withdraw all tendered securities in their entirety, followed by re-tendering the desired number of ADSs or Class A Ordinary Shares before the Latest Acceptance Time by again following one of the procedures for accepting the U.S. Offer or the Non-U.S. Offer, as applicable, and tendering securities.

The undersigned hereby acknowledges, confirms, and agrees that:
•
in order to be valid, this Form of Withdrawal must be submitted in accordance with the applicable withdrawal procedure as set forth in the U.S. Offer to Purchase or the Offer Document, as applicable, to the Tender Agent (in the case of withdrawal of tendered ADSs) or to the Registrar (in the case of withdrawal of tendered Class A Ordinary Shares) before the Latest Acceptance Time or any earlier deadline set by any applicable broker, dealer, commercial bank, trust company, or other nominee;

•
the undersigned is duly authorized to withdraw the acceptance of the U.S. Offer or the Non-U.S. Offer, as applicable, and all authorizations, formalities, or procedures required to that end have been duly and successfully obtained, accepted, completed, and carried out;

•
if the ADSs or Class A Ordinary Shares are co-owned by two or more holders, each of them must provide the identification information requested above and sign this same Form of Withdrawal, and if the ADSs or Class A Ordinary Shares are subject to beneficial ownership, both the record holder and the beneficial owner must provide the identification information requested above and sign this Form of Withdrawal; and

•
the undersigned has received all information necessary to be able to take a decision on the withdrawal with full knowledge of the facts, and is fully aware of the risks it entails and has inquired about any potential tax liabilities related hereto, which, if need be, the undersigned shall bear in full.

Capitalized terms used but not specifically defined herein shall have the meanings ascribed to such terms in the U.S. Offer to Purchase (in the case of U.S. Offer) and the Offer Document (in the case of Non-U.S. Offer).
The undersigned has identified in the table below the total number of securities that were tendered and are now being withdrawn. The number of securities identified below is for reference purposes, and the Company has absolute discretion in determination of the number of the entirety of the securities previously tendered subject to withdrawal.
DESCRIPTION OF SECURITIES TO BE WITHDRAWN
Number of ADSs:	Number of Class A Ordinary Shares:
CUSIP Number of ADSs:	Share Certificate Number(s):
Name of Tendering Security Holder:
Name of Registered Holder of the Securities:
For withdrawals of ADSs delivered through DTC or Class A Ordinary Shares delivered through CCASS (each a “Book-Entry Transfer Facility”), this Form of Withdrawal generally should not be used and the Book-Entry Transfer Facility’s form or notice of withdrawal should be used to withdraw such securities, and if the undersigned holds such ADSs or Class A Ordinary Shares through a broker, dealer, commercial bank, trust company, or other nominee, please contact such broker, dealer, commercial bank, trust company, or other nominee for detailed instruction regarding withdrawal and only use this Form of Withdrawal as instructed or if the undersigned needs to withdraw tendered securities after the Book-Entry Transfer Facility closes immediately before the Latest Acceptance Time.
To withdraw tendered ADSs, the undersigned must deliver by overnight courier or by mail this Form of Withdrawal to the Tender Agent before the Latest Acceptance Time.
By UPS, FedEx, or Courier:	By USPS Service:
Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718
To withdraw tendered Class A Ordinary Shares, the undersigned must deliver by hand or by overnight courier or by mail this Form of Withdrawal to the Registrar before the Latest Acceptance Time.
By Hand, Courier, or Mail:
Computershare Hong Kong Investor Services Limited Zhihu Inc. — Buy-back Offer Shops 1712-1716, 17th Floor, Hopewell Centre 183 Queen’s Road East Wan Chai Hong Kong
The undersigned should consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed to ensure that the institution has ample time to submit this Form of Withdrawal on behalf of the undersigned before the Latest Acceptance Time.
This form must be signed below by the applicable Book-Entry Transfer Facility participant as its name appears on a security position listing showing such participant as the owner of the securities being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

For ADSs Only:
Name of Book-Entry Transfer Facility Participant:
Account Number(s):
Signature(s):
Capacity (Full Title):
Address (and Zip Code):
Telephone Number:
TIN or SSN:
Book-Entry Transfer Facility Participant No.:
Transaction Code Number:
Date:
For Class A Ordinary Shares Only*:
Full Name(s):
Signature(s):
Address:
Telephone Number:
Witness Name:
Witness Signature:
Witness Address:
Witness Occupation:
Date:

*
Full name(s) and address(es) to be inserted in BLOCK CAPITALS. The names of all joint registered holders should be stated and. all joint registered holders must sign.

The Company will determine all questions as to the form and validity, including the time of receipt, of any Form of Withdrawal, in our sole discretion, which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Neither the Company nor the

Tender Agent, the Registrar, or any other person will be obligated to give notice of any defects or irregularities in any Form of Withdrawal, nor will any of the foregoing incur liability for failure to give any such notification.
Withdrawals may not be rescinded, and any securities properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offers. However, withdrawn securities may be re-tendered before the Latest Acceptance Time by again following one of the procedures described in the U.S. Offer to Purchase or the Offer Document, as applicable.